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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 20, 2006

                       INTELLIGENT SECURITY NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                  333-107826                02-0656132
(State or other jurisdiction of   (Commission File          (I.R.S. Employer
        incorporation or                Number)             Identification No.)
         organization)

             5447 NW 42nd Avenue
                Boca Raton, FL                         33496
          Address of principal offices                Zip Code

Registrant's telephone number including area code: 561-289-5063

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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The following current report under Section 13 or 15(d) of the Securities
Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 1.02 Termination of a Material Definitive Agreement

     On August 9, 2005, the Registrant entered into a material definitive Share Exchange Agreement with RADA Technologies, Inc. and the Selling Shareholders of RADA Technologies, Inc. whereby the Registrant would have acquired 100% of the capital stock of RADA through the issuance of 18,870,000 Shares of its Common Stock and 10,000 Shares of Class B Preferred Stock, which will have preferential voting rights, to RADA shareholders.

     As a result of unanticipated legal issues related to certain technology licenses to be acquired by the Registrant as an integral part of the RADA acquisition, the parties to the Share Exchange Agreement have mutually agreed on March 20, 2006 to terminate said Agreement and the obligations thereunder without liability or costs to either party.

Item 5.03. Amendments to the Articles of Incorporation or By-Laws

     On March 20, 2006, the Company's Board of Directors approved an Amendment to the Company's ByLaws to provide for the number of members of the Board of Directors to be fixed at five. The purpose of the amendment was to align Company's corporate structure to facilitate the pending acquisition of Gambino Apparel Group, Inc.

     The Amendment was subsequently approved and ratified by holders of a majority of the shares of Common Stock of the Corporation, acting upon written consent in lieu of a Special Meeting of Shareholders, in accordance with the provisions of the Corporation's Bylaws and the Corporation Law of the State of Delaware. The Amendment takes effect immediately.



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Item 7.01 Regulation FD Disclosure

(i) On March 22, 2006, Intelligent Security Networks, Inc. (the "Registrant") issued a News Release announcing that it entered into a Letter of Intent with Gambino Apparel Group, Inc. (GAPI) of Deerfield Beach, FL whereby the Registrant will acquire 100% of the capital stock of GAPI through the issuance of 35,000,000 Shares of its Common Stock. As part of this Agreement, on March 22, 2006 the Company entered into a Nomination Agreement with the shareholders of GAPI Technologies, Inc. whereby on the date of Closing of the transaction four Directors nominated by the shareholders of GAPI will be appointed to the Board of Directors, and two current members of the Board of Directors will resign.

(ii) Concurrent with the closing of this transaction, which is expected to occur on or about April 5, 2006, the Company intends to change its name to Gambino Apparel Group, Inc. A definitive Share Exchange Agreement is expected to be executed within ten days.


                                   SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  March 22, 2006              INTELLIGENT SECURITY NETWORKS, INC.


                                    By:/s/William J. Reilly
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                                    WILLIAM J. REILLY
                                    President















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